UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014

CB PHARMA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

24 New England Executive Park, Suite 105

Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(781) 652-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On December 17, 2014, the Company consummated the initial public offering (“IPO”) of 4,000,000 of its units (“Units”). Each Unit consists of one ordinary share, $.0001 par value per share (“Ordinary Share”), one right (“Right”) to receive one-tenth of one Ordinary Share upon consummation of the Company’s initial business combination and one warrant entitling the holder to purchase one-half of one Ordinary Share at a price of $11.50 per full share commencing on the later of the Company’s completion of its business combination or December 12, 2015 (“Warrant”). Simultaneously with the consummation of the IPO, the Company consummated the private placement of 285,000 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,850,000. Of the Private Placement Units, 265,000 were purchased by Coronado Biosciences, Inc., an affiliate of the Company’s executive officers and the holder of a majority of the Company’s ordinary shares prior to the IPO, and 20,000 were purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EBC”).

On December 24, 2014, the Company consummated the closing of the sale of 200,000 Units which were sold pursuant to the underwriters’ over-allotment option. The Company also consummated a simultaneous private placement of an additional 1,000 Private Placement Units to EBC.

The 4,200,000 Units sold in the IPO, including the 200,000 Units sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42,000,000. Of the gross proceeds of the IPO and simultaneous private placements, $42,845,000 (or approximately $10.20 per share sold in the IPO) was placed in trust.

A copy of the press release issued by the Company announcing the consummation of the sale of the Units pursuant to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014

CB PHARMA ACQUISITION CORP.

By:	/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald

Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release